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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Multicom Publishing, Inc. of our report dated June 4, 1996 included in its Registration statement on Form SB-2 (No. 333-4704-LA) relating to the financial statements for the year ended December 31, 1993, the six months ended June 30, 1994, the year ended June 30, 1995 and the nine months ended March 31, 1996.

/s/ Price Waterhouse LLP
- ------------------------
PRICE WATERHOUSE LLP

Seattle, Washington
July 15, 1996



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